AMENDMENT AGREEMENT

THIS AGREEMENT is dated for reference as of June 21, 2006.

BETWEEN:

GLOBAL INNOVATIVE SYSTEMS INC., a Nevada corporation, with an office at 16/F Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong

(the “Purchaser”)

AND:

AENEAS PORTFOLIO COMPANY, LP, a Cayman Islands partnership, with an office at Walker House, Mary Street, Georgetown, Grand Cayman, Cayman Islands, British West Indies

(the “Seller”)

WHEREAS:

A.           The parties hereto entered into a Purchase Agreement dated March 29, 2006 (the “Purchase Agreement”) whereby, in consideration for the sale by the Seller to the Purchaser of 63 common shares of Beijing Illumination (Hong Kong) Limited, the Purchaser agreed to issue 1,250,000 common shares to the Seller;

B.            Section 3.3 of the Purchase Agreement states that the Purchase Agreement may be amended by and only by an instrument executed and delivered by each party;

C.            The parties hereto wish to enter into this Agreement to amend the terms of the Purchase Agreement to reflect that which was originally intended by the parties to the Purchase Agreement; and

D.           Capitalized terms that are undefined in this Agreement shall have the respective meanings as set out and defined in the Purchase Agreement.

1.	Amendment to Introductory Clause

1.1          The reference to “Global Innovative Systems Inc., a Cayman Islands Company having an address at 16/F Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong (the “Purchaser”)” on the first page of the Purchase Agreement is hereby amended by deleting the reference in its entirety and by substituting the following, “Global Innovative Systems Inc., a Nevada corporation having an address at 16/F Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong (the “Purchaser”).”

2.	Amendment to Section 1 of the Purchase Agreement

2.1          Section 1 on the first page of the Purchase Agreement is hereby amended by deleting section 1 in its entirety and by substituting the following, “Effective as of the closing of the Purchase Agreement (the “Effective Date”), the Seller agrees to sell the Shares to the Purchaser and the Purchaser agrees to purchase from the Seller the Shares and any and all rights with respect to the Shares. The Purchaser will issue 1,250,000 shares in the capital of the Purchaser (the “Consideration Shares”) as good and valuable consideration of which both parties acknowledge as constituting the full and complete consideration for entering into this Agreement. The Consideration Shares will be delivered by the Purchaser to the Prime Brokerage account of the Seller at Deutschebank upon the Effective Date and the Shares will be delivered by the Seller to the Purchaser at the address set out above or as instructed by the Purchaser. The parties hereto agree that the purchase price of the Shares, as paid in full by the issuance of the Consideration Shares, shall be US$1,562,500.”

3.	Amendment to Section 2.2.2. of the Purchase Agreement

3.1          Section 2.2.2. on the second page of the Purchase Agreement is hereby amended by deleting section 2.2.2. in its entirety and by substituting the following, “The Consideration Shares will be properly issued by the Purchaser free of any liens, encumbrances or contingent liabilities.”

4.	Amendment to Section 2.2.2. of the Purchase Agreement

4.1          Section 2.2. on the second page of the Purchase Agreement is hereby amended by inserting the following section as section 2.2.4., immediately following section 2.2.3. and immediately preceding section 2.3., “The Seller acknowledges that the Consideration Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the United States Securities Act of 1933 (the “Securities Act”). The Seller agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. The share certificate representing the Consideration Shares issued on the Effective Date will be endorsed with a legend pursuant to the Securities Act in order to reflect the fact that the Consideration Shares will be issued to the Seller pursuant to an exemption from the registration requirements of the Securities Act. In order to establish the availability of the safe harbour from the registration requirements of the Securities Act for the issuance of the Consideration Shares, the Seller has signed the Representation Letter, attached hereto as Schedule A.”

5.	Amendment to Section 4.7 of the Purchase Agreement

5.1          The title to section 4.7 of the Purchase Agreement is hereby amended by deleting the title in its entirety and by substituting the following, “Purchase Agreement.”

6.	General Terms
6.1	The Purchase Agreement and this Agreement will be read and construed as one agreement.
6.2	The Purchase Agreement, as modified hereby, will remain in full force and effect.

6.3          Unless explicitly stated otherwise, all dollar amounts referred to in this Agreement are in lawful money of the United States.

6.4          This Agreement will be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and to be performed therein.

6.5          The headings appearing in this Agreement have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement.

6.6          This Agreement may be executed in counterparts, both of which when so executed will be deemed to be an original and will have the same force and effect as an original, and such counterparts together will constitute one and the same instrument. Any party may deliver an executed counterpart signature page to this Agreement by facsimile transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

AENEAS PORTFOLIO COMPANY, LP

Per:	/s/ John C. Suglia
Authorized Signatory

GLOBAL INNOVATIVE SYSTEMS INC.

Per:	/s/ Bondy Tan
Authorized Signatory

SCHEDULE A

REPRESENTATION LETTER

PURCHASER REPRESENTATION LETTER

Global Innovative Systems Inc.

16/F Hang Seng Mongkok Building

677 Nathan Road

Mongkok, Kowloon, Hong Kong

Gentlemen:

In connection with the purchase by the undersigned ("Purchaser") of 1,250,000 ordinary shares, $0.001 par value (the "Shares"), of Global Innovative Systems Inc., a Nevada company (the "Company"), Purchaser understands that the Shares have not been registered with the U.S. Securities and Exchange Commission ("SEC") under the U.S. Securities Act of 1933, as amended (the "Act") in reliance on Rule 506 of Regulation D, promulgated under the Act and that the Company is relying upon the representations made in this letter in concluding that Rule 506 of Regulation D applies. Capitalized terms used herein will have the meaning ascribed to such terms in the Purchase Agreement entered into between the Company and the Purchaser. Purchaser hereby represents as follows:

1.            Purchaser is acquiring the Shares for its own account, not as a nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, except pursuant an effective registration statement under the Act, or an exemption from registration under the Act.

2.            Purchaser has been advised that the Shares have not been registered under the Securities Act or any other applicable securities laws and that the securities are being offered and sold pursuant to Section 4(2) of the Act and Rule 506 thereunder, and that the Company's reliance upon Section 4(2) and Rule 506 is predicated in part on Purchaser representations as contained herein.

3.            Purchaser represents to the Company that it is an "accredited investor" as defined in Section 230.501(a) of the Securities Act.

4.            Purchaser acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act. The Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available. The Purchaser acknowledges and agrees that the certificate(s) representing the Shares will bear a restrictive legend starting these limitations on transfer.

5.            Purchaser acknowledges that an investment in the Shares is not liquid and such securities are transferable only under limited conditions. Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of

Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Shares.

6.            Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Purchaser's financial condition. Purchaser otherwise has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Common Stock.

7.            Purchaser represents that Purchaser has had the opportunity to review the Company's reports filed with the SEC and has been given full and complete access to the Company for the purpose of obtaining such information as the Purchaser or its qualified representative has reasonably requested in connection with the decision to purchaser the Shares. Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares all as Purchaser or Purchaser's qualified representative have found necessary to make an informed investment decision to purchase the Shares hereunder.

Purchaser agrees to defend, indemnify and hold the Company harmless against any liability, costs or expenses arising as a result of any dissemination of the Shares by Purchaser in violation of the Act or applicable state securities law.

Very truly yours,

"Purchaser"

AENEAS PORTFOLIO COMPANY, LP

/s/ John C. Suglia
Authorized Signature

John C. Suglia
Vice President, Aeneas Capital, LLC
General Partner
Printed Name of Authorized Signatory

Dated: June 21, 2006